Exhibit 23.1

Board of Directors
Bulldog Financial, Inc.
Golden, Colorado

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 6, 2004, on the financial statements of Bulldog Financial, Inc. as of August 31, 2004 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-2 Registration Statement filed with the Securities and Exchange Commission.

/s/Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

June 3, 2005

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center * 601 W. Riverside, Suite 1940 * Spokane, WA 99201
Phone (509) 838-5111 * Fax (509) 838-5114 * www.williams-webster.com